                                  EXHIBIT 99.2

                                 Contacts: James K. Johnson
                                           Chief Financial Officer
                                           Alloy, Inc.
                                           212/244-4307

FOR IMMEDIATE RELEASE:

         ALLOY ANNOUNCES FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

       Key Financial Performance Measures in Line with Management Guidance
                 Merchandising Business Demonstrates Turnaround
       Media & Marketing Services Business Efficiencies Being Implemented

      NEW YORK, NY - APRIL 14, 2005 - Alloy, Inc. (Nasdaq: ALOY), a media, marketing services, direct marketing and retail company primarily targeting the dynamic Generation Y population, today reported revenues for the fiscal quarter ended January 31, 2005 of $118.1 million and a net loss attributable to common stockholders of $73.7 million or $1.72 per diluted share. Excluding the impact of a $73.0 million non-cash write-down of goodwill and other intangibles, the net loss attributable to common stockholders was $0.7 million, or $0.02 per diluted share. The write-down of goodwill and other intangible assets occurred principally in our sponsorship segment and resulted from our annual impairment review as of December 31, 2004. For our fourth fiscal quarter, Alloy generated $4.9 million in earnings before interest and other income/expense, income taxes, depreciation and amortization, stock-based compensation expense, restructuring charges, and goodwill and other asset write-downs due to valuation impairment ("Adjusted EBITDA"). For the full year ended January 31, 2005 the Company generated $3.2 million of Adjusted EBITDA. For additional financial detail, including the reconciliation of Adjusted EBITDA to net income (loss) as determined under GAAP, please refer to the financial tables provided at the end of this release.

      Total revenues for the fourth fiscal quarter increased 1.6% to $118.1 million, compared with $116.3 million for the fourth quarter of fiscal 2003. Fiscal fourth quarter net merchandise revenues of $76.2 million decreased 2.8% compared with $78.4 million

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for last year's fiscal fourth quarter. The decrease resulted primarily from planned reductions in catalog circulation and closure of poorly performing retail locations. Fiscal fourth quarter sponsorship and other revenues of $41.9 million were up 10.5% versus $37.9 million for the comparable period in our last fiscal year. Excluding the contribution of InSite, which was not included in the 2003 results, sales increased by 7.9% year over year driven primarily by new consumer marketing programs in our promotions business. Fourth fiscal quarter gross profit decreased to $57.6 million, or 48.8% of revenues, compared with $58.4 million, or 50.3% of revenues, for the comparable period last year, largely as a result of lower than expected margins in our merchandise business as we cleared more non-apparel inventory than expected in our dELiA*s retail business.

      Operating expenses were $129.8 million for the fourth quarter of fiscal 2004 versus $124.2 million for the fourth quarter of fiscal 2003. Excluding the impact of goodwill and other asset write-downs, operating expenses decreased to $56.7 million from $62.3 million. The decrease resulted primarily from the cost savings derived from integrating the operations of dELiA*s, which we acquired in September 2003, into our merchandise operations, along with lower legal costs resulting from the settlement of several ongoing litigations. Beginning in the third quarter of fiscal 2004, we began to more fully realize many of the synergies we expected to result from combining our direct marketing operations with those of dELiA*s, leveraging our combined scale, selling across our combined databases while controlling overall catalog circulation, and consolidating fulfillment operations. Separately, in an effort to improve earnings in our sponsorship business we have been selectively eliminating positions and reducing other variable and fixed overhead costs.

      The net loss for the fourth quarter of fiscal 2004 was $73.3 million, compared with a net loss of $67.7 million for last fiscal year's fourth quarter. Net loss attributable to common stockholders for the fourth quarter of fiscal 2004 was $73.7 million, or $1.72 per diluted share, compared with a net loss attributable to common stockholders of $68.1 million, or $1.62 per diluted share, for last fiscal year's fourth quarter. Excluding the impact of fourth quarter write-downs related to goodwill and other assets, Alloy's net loss attributable to common stockholders for the fourth quarter of fiscal 2004 would have

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been a loss of $0.7 million, or $0.02 per diluted share, as compared to last year's fourth quarter loss of $6.1 million, or $0.15 per diluted share. Adjusted EBITDA increased from $1.0 million for the fourth fiscal quarter of 2003 to $4.9 million for the fourth fiscal quarter of 2004.

      Commenting on the quarter, Matt Diamond, Chairman and Chief Executive Officer stated, "We are pleased to report that in addition to meeting our profitability targets, we made meaningful progress toward improved sustained profitability in both our merchandising and sponsorship businesses. In the year since our acquisition of dELiA*s, the merchandise business has consolidated operations, rationalized the store base, strengthened its management team and revitalized sales productivity. In the sponsorship business, we have made deep cuts in our overhead costs and instilled greater margin discipline in our contracted event marketing business. We foresee both businesses delivering improved year over year financial results in fiscal 2005 along with commencement of our dELiA*s retail store roll-out plan."

      The Company is presently analyzing a number of strategic alternatives for its merchandising business and currently contemplates being able to announce more specifics, in addition to today's other Alloy announcement, within the next four to six weeks. In the meantime, the Company has decided to redeem its outstanding shares of Series B Preferred Stock in exchange for Alloy common stock when the Company becomes obligated to redeem such Series B Preferred Stock in mid-June. The Company elected to effect a common stock redemption, as opposed to a cash redemption, in order to devote corporate capital to fund retail store expansion and other operational requirements.

      Total revenues for the year ended January 31, 2005 increased 8.2% to $402.5 million, compared with $371.9 million for the year ended January 31, 2004. Net merchandise revenues for the year ended January 31, 2005 of $218.2 million were up 16.8% versus $186.9 million for the year ended January 31, 2004. Sponsorship and other revenues of $184.3 million for the twelve-month period decreased 0.4% compared with $185.0 million for the previous fiscal year. Gross profit for the year ended January 31, 2005 increased to $194.1 million, or 48.2% of revenues, compared with $182.6 million, or 49.1% of revenues, for fiscal 2003. Operating expenses were $280.9 million for fiscal

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2004 versus $250.3 million for fiscal 2003. The net loss for the year ended
January 31, 2005 was $91.8 million, compared with a net loss of $75.2 million for the twelve months ended January 31, 2004. The net loss attributable to common stockholders for fiscal 2004 was $93.4 million, or $2.19 per diluted share, compared with a net loss attributable to common stockholders of $77.2 million, or $1.87 per diluted share for fiscal 2003. Excluding the impact of write-downs related to goodwill and other assets, Alloy's net loss attributable to common stockholders for fiscal 2004 would have been $20.3 million or $0.48 per diluted share, as compared to last fiscal year's net loss of $15.2 million, or $0.37 per diluted share.

      Looking ahead, Mr. Diamond concluded, "As we have previously stated, we look forward to pursuing value enhancing strategies for our strengthened merchandising business in fiscal year 2005 while driving improved financial performance throughout all of our operations and opening new dELiA*s stores. In fiscal 2005 the Company will not be providing an earnings per share or Adjusted EBITDA target range for the year. Instead, during our quarterly conference calls we will provide a recap and outlook for key operating metrics that influence our earnings per share and Adjusted EBITDA and our strategies to improve these metrics along with our actual financial results throughout the year."

ABOUT ALLOY

Alloy, Inc. is a media, marketing services, direct marketing and retail company primarily targeting Generation Y, a key demographic segment comprising the more than 60 million boys and girls in the United States between the ages of 10 and
24. Alloy's convergent media model uses a wide range of media assets to reach more than 25 million Generation Y consumers each month and is comprised of two distinct divisions: Alloy Media + Marketing and Alloy Merchandising Group. Alloy Media + Marketing is one of the largest providers of targeted media and promotional marketing programs incorporating such industry recognized divisions as Alloy Marketing & Promotions (AMP), 360 Youth, American Multicultural Marketing (AMM), Market Place Media (MPM), Alloy Education, Alloy Entertainment, and Alloy Out-of-Home. Working with these groups,

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marketers can connect with their targeted audience through a host of advertising and marketing programs incorporating Alloy's wide ranging media and marketing assets such as direct mail catalogs, college and high school newspapers, Web sites, display media boards, college guides, and promotional events. Alloy Merchandising Group, our direct marketing and retail store division, includes the dELiA*s, Alloy, CCS and Dan's Competition brand names and sells apparel, accessories, footwear, room furnishings and action sports equipment directly to the youth market through catalogs, websites and retail stores. For further information regarding Alloy, please visit our corporate website at (www.alloyinc.com).

This announcement may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words "anticipate", "believe", "estimate", "expect", "expectation", "project" and "intend" and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. Factors that might cause or contribute to such differences include, among others, our ability to: increase revenues; generate high margin sponsorship and multiple revenue streams; increase visitors to our Web sites (www.alloy.com, www.ccs.com, www.delias.com and www.danscomp.com) and build customer loyalty; develop our sales and marketing teams and capitalize on these efforts; develop commercial relationships with advertisers and the continued resilience in advertising spending to reach the teen market; manage the risks and challenges associated with integrating newly acquired businesses; and identify and take advantage of strategic, synergistic acquisitions and other revenue opportunities. Other relevant factors include, without limitation: our competition; seasonal sales fluctuations; the uncertain economic and political climate in the United States and throughout the rest of the world, the potential that such climate may deteriorate further and general economic conditions. For a discussion of certain of the foregoing factors and other risk factors see the "Risk Factors That May Affect Future Results" section included in our annual report on Form 10-K for the year ended January 31, 2004, which is on file with the Securities and Exchange Commission. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management's expectations or otherwise, except as may be required by law.

                               (tables to follow)

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ALLOY, INC.
SELECTED CONDENSED CONSOLIDATED BALANCE SHEET DATA
(IN THOUSANDS)

                                                             January 31,   January 31,
                                                                2004          2005
                                                             -----------   -----------
Assets
Current Assets
    Cash and cash equivalents                                $    30,543   $    25,137
    Marketable securities                                         19,014         6,341
    Accounts receivable, net                                      31,492        39,693
    Inventories                                                   29,021        29,099
    Prepaid catalog costs                                          2,028         2,717
    Other current assets                                           4,431         6,773
                                                             -----------   -----------
             Total current assets                                116,529       109,760

Marketable securities                                              5,585             0
Property and equipment, net                                       27,234        24,517
Goodwill, net                                                    274,796       207,104
Intangible and other assets, net                                  25,865        17,752
                                                             -----------   -----------
             Total assets                                    $   450,009   $   359,133

Liabilities and Stockholders' Equity
Current Liabilities
    Accounts payable                                         $    28,740   $    29,792
    Deferred revenues                                             15,124        18,144
    Mortgage Note payable                                          2,914           160
    Accrued expenses and other current liabilities                37,459        26,750
                                                             -----------   -----------
             Total current liabilties                             84,237        74,846

Long term liabilities                                                743         6,209
Convertible debt                                                  69,300        69,300

Series B Preferred Stock                                          14,434        16,042

Stockholders' Equity                                             281,295       192,736
                                                             -----------   -----------
             Total liabilities and stockholders' equity      $   450,009   $   359,133

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ALLOY, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       Three Months   Three Months   Twelve Months   Twelve Months
                                                                           Ended          Ended          Ended           Ended
                                                                         1/31/2004      1/31/2005      1/31/2004       1/31/2005
Net merchandise revenues                                                $    78,367    $     76,210   $     186,924   $     218,242
Sponsorship and other revenues                                               37,885          41,868         185,024         184,251
                                                                        -----------    ------------   -------------   -------------
Total revenues                                                              116,252         118,078         371,948         402,493
Cost of goods sold                                                           57,806          60,472         189,379         208,349
                                                                        -----------    ------------   -------------   -------------
Gross profit                                                                 58,446          57,606         182,569         194,144

Selling and marketing expenses                                               47,552          43,860         145,702         155,478
General and administrative expenses                                          12,248          10,998          32,981          44,133
Amortization of acquired intangible assets                                    2,123           1,362           7,887           6,275
Impairment of goodwill and other indefinite-lived intangible assets          60,638          72,102          60,638          72,102
Impairment of long-lived assets                                               1,315             942           1,315             942
Stock-based compensation                                                        353             507           1,002           1,581
Restructuring charges                                                             0               0             730             347
                                                                        -----------    ------------   -------------   -------------
Total operating expenses                                                    124,229         129,771         250,255         280,858

Loss from operations                                                        (65,783)        (72,165)        (67,686)        (86,714)

Interest and other income (expense), net                                     (1,564)         (1,141)         (2,250)         (4,894)

                                                                        -----------    ------------   -------------   -------------
Loss before income taxes                                                    (67,347)        (73,306)        (69,936)        (91,608)
Income tax expense                                                              342              28           5,279             158
                                                                        -----------    ------------   -------------   -------------
Net loss                                                                    (67,689)        (73,334)        (75,215)        (91,766)

Preferred stock dividend and accretion                                          396             408           1,944           1,608
                                                                        -----------    ------------   -------------   -------------
Net loss attributable to common stockholders                           ($    68,085)  ($     73,742) ($      77,159) ($      93,374)

Net loss attributable to common stockholders per basic share           ($      1.62)  ($       1.72) ($        1.87) ($        2.19)
Net loss attributable to common stockholders per diluted share         ($      1.62)  ($       1.72) ($        1.87) ($        2.19)

Weighted average basic common shares outstanding:                        41,976,530      42,757,410      41,175,046      42,606,905

Diluted shares outstanding per GAAP:                                     41,976,530      42,757,410      41,175,046      42,606,905

RECONCILIATION OF EBTA AND ADJUSTED EBITDA TO GAAP RESULTS (1):
Net loss                                                               ($    67,689)  ($     73,334) ($      75,215) ($      91,766)
Income tax expense                                                              342              28           5,279             158
Amortization of acquired intangible assets                                    2,123           1,362           7,887           6,275
Impairment of goodwill and other indefinite-lived intangible assets          60,638          72,102          60,638          72,102
Impairment of long-lived assets                                               1,315             942           1,315             942
Stock-based compensation                                                        353             507           1,002           1,581

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
Restructuring charges                                                             0              0             730             347
                                                                        -----------    -----------    ------------    ------------
EBTA EXCLUDING STOCK-BASED COMPENSATION, RESTRUCTURING AND ASSET
WRITE-DOWNS                                                            ($     2,918)   $     1,607    $      1,636   ($     10,361)
Interest and other income (expense), net                                     (1,564)        (1,141)         (2,250)         (4,894)
Depreciation and amortization                                                 2,376          2,141           6,733           8,692
                                                                        -----------    -----------    ------------    ------------
ADJUSTED EBITDA                                                         $     1,022    $     4,889    $     10,619    $      3,225

(1) This press release contains the non-GAAP financial measures EBTA and Adjusted EBITDA. Alloy uses EBTA and Adjusted EBITDA to evaluate its performance period to period without taking into account certain expenses which, in the opinion of Alloy management, do not reflect Alloy's results from its core business activities. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP. These non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure as is now required under new SEC rules regarding the use of non-GAAP financial measures. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.